Exhibit 10.1 Agreement, dated June 28, 2012

FORM OF AGREEMENT

This Asset Funding/Operation Agreement (“Agreement”) is entered into this 28th day of June 2012 (“Effective Date”) by and among USCorp, a Nevada corporation (“USCorp”), US Metals, a Nevada corporation (“USMetals”), Arizona Gold Corp, a British Columbia corporation (“AGC”), Arizona Gold Founders, LLC, a California limited liability company (“AGF”), William and Denise DuBarry Hay (collectively “Hay”), Kaswit, Inc., a California corporation (“Kaswit”) and AGC Corp., an Arizona corporation (“AGCAZ”). USCorp, USMetals, AGC, AGF, AGCAZ, Hay, Kaswit may hereinafter be referred to individually as “Party” and collectively as “Parties”.

W I T N E S S E T H

WHEREAS, USMetals is a wholly owned subsidiary of USCorp, and USCorp is a publicly traded corporation.

WHEREAS, AGCAZ is wholly owned subsidiary of AGC. AGC is a non-public British Columbia corporation with One Hundred Sixty Seven Million (167,000,000) of authorized common shares. AGF is a corporation owned or controlled by Hay and his family.

WHEREAS, AGCAZ owns approximately one hundred seventy two (172) mining claims, commonly known as the Twin Peaks Claims, and 104 mining claims known as the Serendipity Claims, (the “Mining Claims”) a copy of which are attached hereto as Exhibit “A” and incorporated herein by this reference, on 5,500 acres more or less, and other tangible and intangible personal and intellectual property consisting of the “Twin Peaks Project” and the “Serendipity Claims” located in West-Central, Arizona (collectively the “Twin Peaks Project”).

WHEREAS, AGC and/or AGCAZ own certain assets that are applicable to the Twin Peaks Project. Concurrent with the transfer of the Twin Peaks Project assets to USMetals, by transfer of all of the stock of AGCAZ, in accordance with this Agreement, AGC will also transfer all assets that are applicable to the Twin Peaks Project, including cash in the approximate sum of $200,000.00, to USMetals, and USMetals will concurrently transfer the USCorp Stock to AGC in accordance with the provisions of this Agreement.

WHEREAS, AGC desires to transfer the Twin Peaks Project to USMetals by, among the other provisions contained herein, the transfer of 100% of the stock of AGCAZ to USMetals.

WHEREAS, Kaswit has entered into a Consulting Agreement with USCorp dated January 14, 2011 (the “Consulting Agreement”). Pursuant to such Consulting Agreement, Kaswit has obtained and has exercised warrants (“Warrants”) from USCorp in the amount of Seven Million (7,000,000) common shares. Kaswit has exchanged those USCorp shares with USMetals for 7,000,000 shares of AGC. Kaswit and Hay are also parties to a Non-Dilution Agreement with USCorp.

WHEREAS, both Hay, individually, and Kaswit have exchanged all of their stock in USCorp totaling 14,000,000, including the above 7,000,000 shares in exchange for an equal amount of AGC stock that is held by USMetals.

WHEREAS, Hay and/or other investors in AGC have purchased Fourteen Million (14,000,000) shares of AGC treasury stock for a price of 10 cents U.S. per share.

WHEREAS, AGF has acquired Twenty Eight Million Eight Hundred Thousand (28,800,000) shares of AGC stock,

WHEREAS, AGC desires to transfer the stock of AGCAZ to USMetals in exchange for all of the stock of AGC held by USMetals, and 42,800,000 additional shares of USCorp stock as set forth hereinafter. AGC shall thereupon exchange the USCorp stock with all of the shareholders of AGC for their AGC stock according to Exhibit “B”. AGC shall thereupon be dissolved.

WHEREAS, Kaswit and Hay shall exchange their 14,000,000 shares of AGC stock to USMetals in exchange for the 14,000,000 shares of USCorp stock previously transferred by them to USMetals. USMetals shall transfer those shares of AGC to AGC to be cancelled and retired.

NOW, THEREFORE, in consideration of the terms and conditions herein contained, the Parties, intending to be legally bound hereby, agree as follows:

1.                  INCORPORATION OF RECITALS AND DELIVERY OF STOCK

The foregoing recitals are hereby incorporated by reference as if fully set forth herein.

USCorp agrees to deliver or cause to be delivered the USCorp stock to be delivered to AGC at or shortly after the Closing. The stock shall be ordered from the transfer agent as soon as this Agreement has been signed by all parties and AGC acknowledges that it is possession of all of the outstanding shares of AGC, except that held by USMetals.

2.                  CLOSING DATE

The transfer of all of the stock of ACGAZ by AGC to USMetals, and the transfer of any and all other Twin Peaks Project assets (the Transferred Assets as defined below) by AGC to USMetals in exchange for all of USMetals’ AGC stock together with the USCorp stock set forth above shall be completed on a date that is mutually agreed upon by the Parties, but in no event shall the closing (the “Closing”) of such transfer take place later than June 30, 2012 (such closing date shall hereinafter be referred to as the “Closing Date”).

3.                  transfer OF twin peaks project ASSETS AND OPERATION OF AGC POST CLOSING

3.1              Transferred Assets. On the Closing Date, AGC shall sell, convey, transfer, assign and deliver to USMetals, and USMetals shall acquire from AGC free and clear of all liens and encumbrances, all right, title and interest of AGC in and to the tangible and intangible assets utilized by AGC in the Twin Peaks Project, including but not limited to all of the issued and outstanding shares of AGCAZ (collectively, the “Transferred Assets”). Such Transferred Assets shall include the assets listed on the Schedule of Transferred Assets attached to this Agreement as Exhibit “C”. The Transferred Assets shall include all of the Twin Peaks Project tangible and intangible assets including, without limitation, the Mining Claims, maps, deposits, bonds, assays, all reports and studies, including without limitation drilling reports, environmental reports, biological reports, cultural reports and studies, feasibility studies, samples, drilling cores, permits, drilling permits, art work, websites, domain names, trademarks, copyrights and all copyrighted material for “Twin Peaks” that are applicable to the Twin Peaks Project. .

3.2              General Assignment and Assumption and Bill of Sale. AGC will sign a General Assignment and Assumption and Bill of Sale transferring the Transferred Assets to USMetals in the form attached to this Agreement as Exhibit “D”.

3.3              Post Closing Operations of AGC.

3.4.1 Immediately following the Closing and transfer of assets by AGC to USMetals and, if necessary, USCorp, a meeting of the Shareholders and Directors will be held telephonically, as permitted under Canadian law. USMetals and AGF (if necessary) shall cast their votes in favor of the dissolution of AGC immediately following the Closing and transfer of the assets set forth herein.

4.                  No ASSUMPTION OF LIABILITIES

4.1              No Assumption of Liability. USMetals is not assuming any liabilities of AGC, and it is expressly understood and agreed that USMetals shall not be liable for any obligations or liabilities of AGC of any kind or nature, except for liabilities incurred from and after the Closing Date.

4.2              Costs and Expenses. The parties hereto shall pay their own costs relating to this transaction, including, but not limited to, their respective attorneys’ and accountants’ fees.

4.3              No Prorations. The obligations for property taxes and Mining Claims payments shall not be prorated and USMetals shall assume those obligations at the Closing Date, provided that, they are paid current.

5.                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF USMetals, USCorp, AGF AND AGC

As of the Closing Date, USMetals, USCorp, AGF and AGC represent, warrant and covenant as follows:

5.1              Authority. Each party has full power and authority and all licenses, permits, and authorizations necessary to carry on the business in which they are engaged. Each party has the legal right, power, authority and approval required to enter into, execute and deliver this Agreement, and to fully perform their obligations under this Agreement . This Agreement, has been duly executed and delivered and are the valid and binding obligations of each party enforceable in accordance with its terms.

5.2              Governmental Consents. The entering into and consummation of the transactions contemplated by this Agreement, and the Consulting Agreement are not subject to the jurisdiction, approval or consent of any government or governmental, regulatory, or administrative agency.

5.3              Litigation and Claims. There are no claims, causes of action or legal proceedings, threatened or pending, or outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator, governmental or regulatory body against or involving any party hereto.

5.4              Accuracy of Schedules/No Undisclosed Liabilities. All of the schedules attached to this Agreement and USCorp’s 10K and 10Q filings with the Securities and Exchange Commission are true, complete and accurate to the best of USMetals’and USCorp’s knowledge and there are no undisclosed liabilities and no dispute or claim concerning any liability for federal or state taxes applicable to USMetals, USCorp.

5.5              Omitted.

5.6              No Violation of Law. The obligations and their performance by each of the parties under this Agreement, do and will not violate any applicable federal, state or local statutes, laws or regulations including without limitation, all applicable securities laws, rules and regulations. Furthermore, there is no violation of any applicable federal, state or local statutes, laws or regulations including without limitation, all applicable securities laws, rules and regulations affecting the Transferred Assets and the operations at the Twin Peaks Project. No event has occurred or circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with or failure on the part of AGC, USMetals or USCorp to conduct the mining operations in material compliance with any applicable law. USMetals, USCorp and AGC, have not received notice (whether oral or written) regarding any actual, alleged, possible, or potential violation of, conflict with, or failure to conduct the mining operations in compliance with any applicable law or any potential obligation on the part of USMetals, USCorp or AGC to undertake, or to bear all or any portion of the cost of any remedial action of any nature.

5.7              Bankruptcy; Insolvency. None of the following has occurred as of the Closing Date:

(i) A general assignment by any party hereto for the benefit of creditors;

(ii) The filing of a voluntary petition in bankruptcy, insolvency, reorganization, or liquidation, or any other petition by any party hereto under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal, or otherwise relating to insolvency, reorganization, or liquidation, or for the relief of debtors;

(iii) The filing of any involuntary petition or other petition against any party hereto under any section or chapter of the Bankruptcy Code, or any similar law, whether state, federal, or otherwise relating to insolvency, reorganization, or liquidation, or for the relief of debtors;

(iv) The appointment by any court of a receiver or similar official to take possession of any party’s assets, or any part thereof;

(v) The application by any party hereto or the consent or acquiescence by any party hereto to an application for the appointment of a custodian, receiver, conservator, trustee, or similar officer for any party hereto or the Transferred Assets, or any part thereof; or

(vi) The attachment, execution, or judicial seizure (whether by enforcement of money judgment, by writ or warrant of attachment, or by any other process) of the Transferred Assets or any part thereof.

5.8              Environmental. During the time USMetals, USCorp, AGC and AGCAZ have owned the Transferred Assets, there has been no litigation brought or, to USMetals’ or USCorp’s actual knowledge, threatened against USMetals, USCorp, AGC or AGCAZ by, or any settlement reached by USMetals or USCorp with, any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of USMetals’, USCorp’s, AGC’s and AGCAZ’properties or facilities.

5.9              Good Standing. USMetals, USCorp, AGC, AGF and AGCAZ are or will be at the Closing in good standing with the States of Arizona and Nevada, British Columbia or California as the case may be.

6.                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF AGC, AGF AND KASWIT

AGC, AGF and Kaswit represent, warrant and covenant that as of the Closing Date:

6.1              Good Standing and Qualification. AGC is a British Columbia corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada.

6.2              Authority. AGC has full power to transfer the stock of AGCAZ and the Transferred Assets and to conduct AGC’s business. AGC, AGF and Kaswit have the legal right, power, authority and approval required to enter into, execute and deliver this Agreement and to fully their obligations. The Hay and Kaswit Non-Dilution Agreements and the Consulting Agreement have been or at the Closing will be cancelled, and the person executing this Agreement, and other documents ancillary to this Agreement is duly authorized to do so.

6.3              Legally Binding. AGC, AGF and Kaswit have the right, power and legal capacity and authority to enter into and perform their obligations under this Agreement. This Agreement and all schedules and exhibits attached to this Agreement constitute valid, legal and binding obligations of AGC, AGF and/or Kaswit in accordance with their terms.

6.4              Authorization. Execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate/company action and do not conflict with any provision of any agreement, instrument, judgment, order or law to which AGC, Kaswit or AGF is a party or to which AGC, AGC or Kaswit is subject or bound.

7.                  DELIVERIES on the CLOSING Date

On or before the Closing Date, or as soon thereafter as is practicable, AGC, AGF and Kaswit shall deliver or cause to be delivered to USMetals the following documents and instruments in exchange for delivery of the items specified:

(i)	an original, executed counterpart of the General Assignment and Assumption and Bill of Sale in the form of Exhibit “D” attached hereto;

(ii) a duly executed and delivered original stock certificate for all of the issued and outstanding Stock of AGCAZ; and

8.                  USMETALS’ AND USCORP’s DELIVERIES on the CLOSING Date

On the Closing Date, USMetals and/or USCorp shall deliver or cause to be delivered to AGC the following documents and instruments in exchange for delivery of the items specified herein:

(i)	an original, executed counterpart of the General Assignment and Assumption and Bill of Sale in the form of Exhibit “D” attached hereto;
(ii)	All of the Stock of AGC held by it for cancellation, duly endorsed in blank;
(iii)	Fourteen Million shares of USCorp stock (7,000,000 each to Kaswit and Hay);
(iv)	Forty Two Million Eight Hundred Thousand (42,800,000) shares of USCorp shares to AGC and thereafter to be endorsed and reissued by AGC to the investors set forth on Exhibit “B”.

9.                  MISCELLANEOUS

9.1              Parties. Wherever the context of this Agreement appears to require it, the singular number shall include the plural and vice versa, and the masculine gender shall include the feminine and/or neuter gender, and vice versa.

9.2              Attorneys’ Fees. In the event of any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the alleged breach thereof, each party shall bear its own legal costs and reasonable attorneys' fees, including experts, appeals and the cost of enforcing any judgment obtained in such action.

9.3              Severability. Each provision of this Agreement is independent, separate and divisible, and in the event any provision of this Agreement is found by the final order of an arbitrator or a court of competent jurisdiction to be invalid, unenforceable or in contravention of any applicable federal or state law or regulation, such provision shall be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions. Nothing contained in this Agreement shall be construed so as to require the commission of any acts contrary to law, and wherever there is a conflict between any provision of this Agreement and any present or future law or regulation, such provision shall be limited to the extent necessary to make it comply with such law or regulation.

9.4              Time of Essence. In all provisions of this Agreement, time is expressly declared to be of the essence.

9.5              Effect of Headings, Schedules and Exhibits. Section headings are included for purposes of convenience only and shall be given no meaning in the interpretation or construction of this Agreement. All schedules and exhibits to this Agreement are incorporated into and made part of this Agreement as if set forth in their entirety in this Agreement.

9.6              Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California. The State Court of California nearest to Palm Springs, California or the Federal District Court closet to Palm Springs, California shall be the venue for any such action.

9.7              Further Cooperation. The parties hereto agree to execute, deliver and file such other and further documents, instruments and agreements and shall take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate this Agreement and carry out the purposes of this Agreement.

9.8              Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile or electronically recorded copy (including a .pdf file) bearing a copy of the signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such copies shall constitute enforceable original documents.

9.9              Amendment and Waiver. No provision of this Agreement may be altered, amended or repealed in whole or in part other than by the written consent of all the parties to this Agreement. No waiver shall be binding unless executed in writing by the party granting the waiver. Neither the failure nor delay on the part of any party to exercise any right, remedy, power, privilege or provision under this Agreement shall operate as a waiver of such right, remedy, power, privilege or provision. Waiver of any right, remedy, power, privilege or provision under this Agreement shall not be deemed or constitute a waiver of any other right, remedy, power, privilege or provision under this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver.

9.10          Notices. All notices, consents, waivers, and other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a Party: (a) when delivered to the address designated for such Party below by hand; (b) upon confirmed delivery after being sent by a nationally recognized overnight courier service (costs prepaid); in each case to the addresses and facsimile numbers designated below. Any Party may change such Party’s address for purposes of this Agreement by notice given in accordance with this paragraph. Any notice sent by a Party’s legal counsel shall constitute notice from that Party.

To: AGC, AGF, and Kaswit:

c/o William Hay

____________

____________-3462

To: USMetals and USCorp:

USCorp

c/o Robert Dultz

____________

____________

ATTN: Robert Dultz

Copy to: Jeffrey M. Proper, Esq.

____________

____________

____________

9.11          Survival of Representations. All covenants, agreements, indemnifications, representations and warranties made in this Agreement, and in any documents, certificates, and instruments delivered at the Closing Date pursuant to this Agreement, shall be deemed to be material, and to have been relied upon by each Party as the case may be, and shall survive the Closing Date.

9.12          Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective personal representatives, shareholders, officers, directors, heirs, devisees, legatees, successors, transferees, and assigns.

9.13          Nonassignability. This Agreement shall not be assignable by either party except with the written consent of the other which may be withheld in such party’s discretion. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, any rights or remedies by or under or by reason of this Agreement.

9.14          Entire Agreement. All prior negotiations and agreements between the parties hereto relating to the subject matter hereof, are superseded by this Agreement, and there are no representations, warranties, understandings, or agreements other than those expressly set forth herein.

9.15          Construction. This Agreement has been negotiated at arms length and each party has been given the opportunity to be represented by legal counsel and to the extent each party has deemed necessary, each party has consulted with independent legal counsel with respect to such party's rights and obligations under this Agreement. Accordingly, any rule of law (including without limitation California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party drafting it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties and the purpose of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

USCorp, a Nevada corporation

By: /s/ Robert Dultz

Robert Dultz, President

US Metals, Inc., a Nevada corporation

By: /s/ Robert Dultz

Robert Dultz, President

AGC:

Arizona Gold Corp, a British Columbia corporation

By: /s/ William Hay

William Hay, President

AGF:

Arizona Gold Founders, LLC, a California limited liability company

By: /s/ William Hay

William Hay, its Manager

Kaswit:

Kaswit, Inc., a California corporation

By:/s/ Denise DuBarry Hay

Denise DuBarry Hay, President

By: /s/ William Hay

William Hay

By: /s/ Denise DuBarry Hay

Denise DuBarry Hay

AGC Corp., an Arizona corporation

By: /s/ William Hay

William Hay

EXHIBIT A

See attached list of Claims

#	Claim Name/Number
1	WG 1
2	WG 6
3	WG 13
4	HAYS
5	HAYS 1
6	ROSE I
"	ROSE I
7	ROSE 2
"	ROSE 2
8	ROSE 3
"	ROSE 3
9	ROSE 4
10	ROSE 5
11	ROSE 6
"	ROSE 6
12	ROSE 7
"	ROSE 7
13	CROSBY 1
"	CROSBY 1
14	CROSBY 2
15	CROSBY 4
16	CROSBY 5
17	CROSBY 6
18	CROSBY 7
19	CROSBY 10
"	CROSBY 10
20	CROSBY 11
21	CROSBY 12
22	CROSBY 13
"	CROSBY 13
23	CROSBY 14
"	CROSBY 14
"	CROSBY 14
"	CROSBY 14
24	CROSBY 15
"	CROSBY 15
25	CROSBY 16
26	CROSBY 17
27	CROSBY 18
28	CROSBY 19
29	CROSBY 20
30	CROSBY 21
31	ALCAN 1
"	ALCAN 1
32	ALCAN 2
33	ALCAN 3
34	ALCAN 4
35	ALCAN 5
36	ALCAN 6
37	ALCAN 7
38	ALCAN 8
"	ALCAN 8
39	ALCAN 9
"	ALCAN 9
40	ALCAN 10
41	ALCAN 11
"	ALCAN 11
42	ALCAN 12
"	ALCAN 12
43	ALCAN 13
44	ALCAN 27
"	ALCAN 27
45	ALCAN 52
46	ALCAN 53
47	ALCAN 54
"	ALCAN 54
48	ALCAN 55
"	ALCAN 55
"	ALCAN 55
49	ALCAN 56
50	ALCAN 57
51	ALCAN 58
52	ALCAN 59
53	ALCAN 60
54	ALCAN 61
55	ALCAN 83
56	ALCAN 84
"	ALCAN 84
57	ALCAN 85
58	ALCAN 94
59	ALCAN 95
"	ALCAN 95
60	ALCAN 104
"	ALCAN 104
61	ALCAN 105
"	ALCAN 105
62	ALCAN 106
63	ALCAN 113
64	ALCAN 114
"	ALCAN 114
65	ALCAN 115
"	ALCAN 115
66	ALCAN 117
67	ALCAN 118
"	ALCAN 118
68	DIANNE
69	SATURN
"	SATURN
70	URANUS
71	JANUS
72	PLUTON
"	PLUTON
73	ZUES
74	SCORPIO
75	PLUTO
76	VULCAN
77	MERCURY
78	JUPITER
79	NEPTUNE
80	VENUS
81	FIVE HOLE
82	ROSE
83	SAME
84	BONANZA
"	BONANZA
85	R H KOENIG
86	NORMA
"	NORMA
87	HELEN
88	TEDDY
89	ORGA
90	JOVE
91	DAUGHTER
"	DAUGHTER
92	MOON CHILD
"	MOON CHILD
93	JEAN
94	CASH
"	CASH
95	DULTZ
"	DULTZ
96	SHARLENE
97	JONES
98	SANTA MARIA ONE
99	SANTA MARIA TWO
100	SANTA MARIA THREE
101	SANTA MARIA FOUR
102	SANTA MARIA FIVE
103	SANTA MARIA SIX
104	SANTA MARIA SEVEN
105	SANTA MARIA EIGHT
106	SANTA MARIA NINE
107	SANTA MARIA TEN
108	SANTA MARIA ELEVEN
"	SANTA MARIA ELEVEN
109	SANTA MARIA 12
"	SANTA MARIA 12
110	SANTA MARIA 13
"	SANTA MARIA 13
111	SANTA MARIA 14
112	SANTA MARIA 15
113	SANTA MARIA 16
"	SANTA MARIA 16
114	SANTA MARIA 17
"	SANTA MARIA 17
115	SANTA MARIA 18
116	SANTA MARIA 19
117	SANTA MARIA 20
"	SANTA MARIA 20
"	SANTA MARIA 20
"	SANTA MARIA 20
118	SANTA MARIA 21
119	SANTA MARIA 22
120	SANTA MARIA 23
121	SANTA MARIA 24
"	SANTA MARIA 24
122	SANTA MARIA 25
123	SANTA MARIA 26
124	SANTA MARIA 27
125	SANTA MARIA 28
"	SANTA MARIA 28
126	SANTA MARIA 29
"	SANTA MARIA 29
127	SANTA MARIA 30
128	SANTA MARIA 31
129	SANTA MARIA 32
"	SANTA MARIA 32
130	SANTA MARIA 33
131	SANTA MARIA 34
132	SANTA MARIA 35
133	SANTA MARIA 36
134	SANTA MARIA 37
135	SANTA MARIA 38
"	SANTA MARIA 38
136	SANTA MARIA 39
"	SANTA MARIA 39
137	SANTA MARIA 40
"	SANTA MARIA 40
138	SANTA MARIA 41
"	SANTA MARIA 41
"	SANTA MARIA 41
139	SANTA MARIA 42
"	SANTA MARIA 42
"	SANTA MARIA 42
"	SANTA MARIA 42
140	SANTA MARIA 43
"	SANTA MARIA 43
141	SANTA MARIA 44
142	CROSBY EXTENSION #1
143	CROSBY EXTENSION #2
144	CROSBY EXTENSION #3
"	CROSBY EXTENSION #3
145	CROSBY EXTENSION #4
"	CROSBY EXTENSION #4
146	CROSBY EXTENSION #5
147	CROSBY EXTENSION #6
148	CROSBY EXTENSION #7
149	CROSBY EXTENSION #8
150	HAYES EXTENSION #1
151	HAYES EXTENSION #2
152	USMP#1
153	USMP#2
154	USMP#3
155	USMP#4
156	USMP#5
157	USMP#6
158	USMP#7
159	USMP#8
160	USML 1
161	USML 2
162	USML 3
163	USML 4
164	USML 5
165	USML 6
166	USML 7
167	USML 8
168	USML 9
169	USML 10
170	USML 11
171	USML 12
172	USML 13
173	SERENDIPITY 1
174	SERENDIPITY 2
175	SERENDIPITY #3
176	SERENDIPITY #4
"	SERENDIPITY #4
177	SERENDIPITY 5
178	SERENDIPITY #6
"	SERENDIPITY #6
179	SERENDIPITY #7
180	SERENDIPITY #8
181	SERENDIPITY #9
182	SERENDIPITY 10
183	SERENDIPITY 11
"	SERENDIPITY 11
184	SERENDIPITY 12
185	SERENDIPITY 13
"	SERENDIPITY 13
186	SERENDIPITY 14
187	SERENDIPITY #15
"	SERENDIPITY #15
188	SERENDIPITY #16
189	SERENDIPITY #17
"	SERENDIPITY #17
190	SERENDIPITY #18
191	SERENDIPITY #19
192	SERENDIPITY #20
193	SERENDIPITY #21
194	SERENDIPITY #22
195	SERENDIPITY #23
196	SERENDIPITY #24
197	SERENDIPITY #25
198	SERENDIPITY #26
199	SERENDIPITY #27
200	SERENDIPITY #28
201	SERENDIPITY #29
202	SERENDIPITY #30
203	SERENDIPITY #31
204	SERENDIPITY #32
205	SERENDIPITY #33
206	SERENDIPITY #34
207	SERENDIPITY #35
208	SERENDIPITY #36
209	SERENDIPITY #37
210	SERENDIPITY #38
211	SERENDIPITY #39
212	SERENDIPITY #40
213	SERENDIPITY #41
214	SERENDIPITY #42
"	SERENDIPITY #42
215	SERENDIPITY #43
"	SERENDIPITY #43
216	SERENDIPITY #44
217	SERENDIPITY #45
"	SERENDIPITY #45
218	SERENDIPITY #46
219	SERENDIPITY #47
"	SERENDIPITY #47
220	SERENDIPITY #48
221	SERENDIPITY #49
"	SERENDIPITY #49
222	SERENDIPITY #50
223	SERENDIPITY #51
"	SERENDIPITY #51
224	SERENDIPITY #52
225	SERENDIPITY #53
"	SERENDIPITY #53
226	SERENDIPITY #54
227	SERENDIPITY #55
"	SERENDIPITY #55
228	SERENDIPITY #56
229	SERENDIPITY #57
"	SERENDIPITY #57
230	SERENDIPITY #58
231	SERENDIPITY #59
"	SERENDIPITY #59
232	SERENDIPITY #60
"	SERENDIPITY #60
233	SERENDIPITY #61
"	SERENDIPITY #61
"	SERENDIPITY #61
"	SERENDIPITY #61
234	SERENDIPITY #62
235	SERENDIPITY #63
236	SERENDIPITY #64
237	SERENDIPITY #65
238	SERENDIPITY #66
239	SERENDIPITY #67
240	SERENDIPITY #68
241	SERENDIPITY #69
242	SERENDIPITY #70
243	SERENDIPITY #71
244	SERENDIPITY #72
245	SERENDIPITY #73
246	SERENDIPITY #74
247	SERENDIPITY #75
248	SERENDIPITY #76
249	SERENDIPITY #77
250	SERENDIPITY #78
"	SERENDIPITY #78
251	SERENDIPITY #79
"	SERENDIPITY #79
252	SERENDIPITY #80
"	SERENDIPITY #80
253	SERENDIPITY #81
"	SERENDIPITY #81
254	SERENDIPITY #82
"	SERENDIPITY #82
255	SERENDIPITY #83
"	SERENDIPITY #83
256	SERENDIPITY #84
"	SERENDIPITY #84
257	SERENDIPITY #85
"	SERENDIPITY #85
258	SERENDIPITY #86
"	SERENDIPITY #86
259	SERENDIPITY #87
"	SERENDIPITY #87
"	SERENDIPITY #87
"	SERENDIPITY #87
260	SERENDIPITY #88
261	SERENDIPITY #89
262	SERENDIPITY #90
263	SERENDIPITY #91
264	SERENDIPITY #92
265	SERENDIPITY #93
266	SERENDIPITY #94
267	SERENDIPITY #95
268	SERENDIPITY #96
"	SERENDIPITY #96
269	SERENDIPITY #97
270	SERENDIPITY #98
"	SERENDIPITY #98
271	SERENDIPITY #99
272	SERENDIPITY #100
"	SERENDIPITY #100
273	SERENDIPITY #101
274	SERENDIPITY #102
"	SERENDIPITY #102
275	SERENDIPITY #103
276	SERENDIPITY #104

EXHIBIT B

See attached Shareholder List

Name	Shares
Arizona Gold Founders:	12,000,000
William F. Hay:	3,500,000
Denise DuBarry Hay:	3,500,000
Kaswit, Inc.	7,000,000
Robert Swidler (3108783 Canada Inc.):	4,400,000
Belbas Investments:	6,600,000
Gladstein Family Limited Partnership:	2,200,000
Remus Haste and Mary Haste:	1,000,000
Leroy H. Holt Trust:	1,100,000
Scott R. Wilson:	2,200,000
William C. Randal:	1,100,000
Danijele Todorovic:	1,100,000
Amir Tuluij:	2,200,000
Carla Y. Navarro:	2,200,000
Michael B. Lindley:	700,000
Bruce Know:	1,100,000
Elisa Lindley:	1,430,000
Daniel Daufman:	2,200,000
Larry Gilman:	1,100,000

EXHIBIT C

TRANSFERRED ASSETS

The Transferred Assets of AGC being transferred to USMetals under this Agreement include all tangible and intangible assets directly and indirectly related to the Twin Peaks Project including, without limitation:

a) The Twin Peaks Project claims by transfer of all the issued and outstanding stock of AGCAZ;

b) All maps;

c) All deposits and bonds;

d) All assays, all reports and studies, including without limitation drilling reports, environmental reports, biological reports, cultural reports and studies, feasibility studies;

e) All available samples and drilling cores;

f) All permits, including drilling permits;

g) All art work, websites and domain names; and

h) All trademarks, copyrights and all copyrighted material for “Twin Peaks”.

i) Cash in the Bank Accounts of AGC and AGCAZ

j) AGC website and domain name

k) ATV and Trailer

EXHIBIT D

GENERAL ASSIGNMENT AND ASSUMPTION AND BILL OF SALE

For good and valuable consideration, receipt of which is hereby acknowledged, and in accordance with that certain Agreement (“Agreement”), among USCorp, a Nevada corporation (“USCorp”), USMetals, a Nevada corporation (“USMetals”) and Arizona Gold Corp, a British Columbia corporation (“AGC”), AGC hereby transfers, assigns and delivers to USMetals, and USMetals hereby accepts, all of AGC’ right, title and interest in and to the Transferred Assets, including without limitation those described in Exhibit “C” to the Agreement, in their AS-IS, WHERE-IS condition. USMetals hereby assumes all obligations in connection with the Transferred Assets, including Assets which are not capable of being transferred, but are part this Agreement, which are incurred from and after the Closing Date.

This instrument may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Execution and delivery of this instrument by delivery of a facsimile or electronically recorded copy (including a .pdf file) bearing a copy of the signature of a party shall constitute a valid and binding execution and delivery of this instrument by such party. Such copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, USMetals, USCorp. and AGC have executed this General Assignment and Assumption and Bill of Sale effective as of the Closing Date, as defined in the Agreement.

Dated: June 28, 2012

USMetals, a Nevada corporation

By: /s/ Robert Dultz

Robert Dultz, President

Arizona Gold Corp, a British Columbia corporation

By:/s/ William Hay

William Hay, President

USCorp., a Nevada Corporation

By: /s/ Robert Dultz

Robert Dultz, President